UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2019

Zymeworks Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	47-2569713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada		V6H 3V9
(Address of principal executive offices)		(Zip Code)

(604) 678-1388
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 13, 2019, Zymeworks Inc. (“Zymeworks”) entered into a license agreement (the “Agreement”) with Iconic Therapeutics, Inc. (“Iconic”) pursuant to which the companies will collaborate to research, develop and commercialize antibody-drug conjugate products. As further described below, pursuant to the Agreement, Iconic will have non-exclusive rights to Zymeworks’ proprietary ZymelinkTM antibody-drug conjugate platform for the development of its ICON-2 Tissue Factor ADC for cancer (the “Iconic ADC Program”).

Under the terms of the Agreement, Zymeworks granted Iconic (i) a non-exclusive, worldwide, royalty-free research and development license to research and develop Iconic Tissue Factor antibodies conjugated to Zymeworks’ proprietary ZymelinkTM drug-linkers; and (ii) an exclusive, worldwide, license to develop and commercialize pharmaceutical products that contain a Tissue Factor antibody that incorporates a sequence selected by Iconic and conjugated to a Zymeworks drug-linker selected by Iconic. Iconic is permitted to sublicense each of these licenses, in accordance with the Agreement.

Pursuant to the Agreement, Zymeworks is eligible to receive development and commercial milestone payments, together with tiered mid-single digit royalties on future net sales worldwide. The agreement also provides Zymeworks co-promotion rights with increased royalties from high-single digit to low double digit for products developed using the Iconic ADC program. If Iconic outlicenses the program, in lieu of co-promotion rights, Zymeworks will receive a share of the revenue Iconic receives, on a tiered basis, from any partners as well as tiered mid-single digit royalties on worldwide net sales.

The Agreement contains customary termination rights for Iconic and Zymeworks, including the right for Iconic to terminate the Agreement, in its sole discretion, with advance notice to Zymeworks.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, which is filed as exhibit 99.1 to this Form 8-K (“Exhibit 99.1”). Portions of Exhibit 99.1 are redacted.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this current report on Form 8-K include, but are not limited to, statements that relate to future development activities in accordance with the terms of Zymeworks’ agreement with Iconic, potential payments and/or royalties payable to Zymeworks under the agreement, the speed and outcome of drug development plans, and other information that is not historical information. When used herein, words and phrases such as “enable”, “shall”, “will”, “may”, “eligible to”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three months ended March 31, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

ITEM 8.01	OTHER EVENTS

The following information is filed pursuant to Item 8.01, “Other Events.”

On May 14, 2019, Zymeworks issued a press release announcing the Agreement, which was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Additionally, on May 15, 2019, Zymeworks filed a material change report regarding the Agreement with the Canadian securities regulatory authorities on SEDAR at www.sedar.com. Copies of this press release and material change report are respectively filed as exhibits 99.2 and 99.3 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	License Agreement between Zymeworks Inc. and ICONIC Therapeutics, Inc., dated May 13, 2019†
99.2	Press Release issued jointly by Zymeworks Inc. and ICONIC Therapeutics, Inc. on May 14, 2019
99.3	Material Change Report dated May 15, 2019

†
Certain portions of this exhibit (indicated by "[...***...]") have been omitted as Zymeworks has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to Zymeworks if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: May 15, 2019	By:	/s/ Neil Klompas
	Name:	Neil Klompas
	Title:	Chief Financial Officer